Exhibit 16.1

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                                             Messineo & Co., CPAs LLC
                                2471 N McMullen Booth Road, Suite 302
                                            Clearwater, FL 33759-1362     [LOGO]
                                                    T: (518) 530-1122
                                                    F: (727) 674-0511
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Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

June 24, 2015

We have read the statements included in the Form 8-K dated June 23, 2015, of CME Realty, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,


/s/ Messineo & Co., CPAs, LLC
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Messineo & Co., CPAs, LLC
Clearwater, Florida